EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Lincoln Bancorp on Form S-8 of our report, dated January 27, 2006, on our audits of the consolidated financial statements of Lincoln Bancorp as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which report is incorporated by reference in Lincoln Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

/s/ BKD, LLP

BKD, LLP
Indianapolis, Indiana
March 27, 2006